                                                                     EXHIBIT 8.2


                       STOCK PLEDGE AND SECURITY AGREEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT, made this 17th of April (the "Pledge Agreement"), made by PF Management, Inc. a North Carolina corporation with principal offices in Hickory, North Carolina, ("Pledgor") to First Century Bank, N.A., as Agent, for itself and on behalf of the other lenders (First Century Bank, N.A. and the other lenders herein collectively the "Lenders") now or hereinafter parties to that certain Loan Agreement of even date by and among Pledgor, the Agent, and the Lenders et al (the "Loan Agreement");

                                   WITNESSETH:

         WHEREAS, HERTH Management, Inc. ("HERTH") and Columbia Hill, LLC ("CH") each have heretofore entered into a Stock Pledge and Security Agreement dated February 19, 1999 (the "Original Pledge Agreements"), pursuant to which HERTH and CH pledged to the Lenders on aggregate of 973,329 shares (the "Pledged Shares") of the common stock of Fresh Foods, Inc. (which subsequently changed its name to "Pierre Foods, Inc." and is hereinafter referred to as "Pierre Foods"), to secure the obligations of HERTH and CH thereunder and under two promissory notes both dated February 19 from HERTH and CH to the Lenders in the aggregate original principal amount of $5,255,000 (the "Notes"); and

         WHEREAS, contemporaneously herewith, HERTH and CH are transferring and assigning to the Pledgor all of their rights in and to the Pledged Shares, subject to the pledge thereof and security interest therein granted pursuant to the Original Pledge Agreement, as amended and restated by this Pledge Agreement, and the Pledgor is assuming all of the obligations of under the Notes pursuant to certain Assumption Agreements among HERTH, CH and the Lenders dated the date hereof (the "Assumption Agreements"); and

         WHEREAS, contemporaneously herewith, HERTH and CH, with the consent of the Lenders, have caused the certificate or certificates for the Pledged Shares to be registered in the name of the Pledgor, and such certificate or certificates, together with a stock power duly endorsed in blank with signatures guaranteed, to be delivered and held by the Agent hereunder; and

         WHEREAS, the Pledgor is the legal and beneficial owner of 973,329 shares of stock of Pierre Foods, Inc. shown on Exhibit A (the "Collateral") attached and incorporated herein by reference; and

         WHEREAS, Lenders have agreed to loan to the Pledgor the sum of $5,255,000.00 (the "Obligation Secured") to be used to provide funding to refinance the aforesaid assumed Notes, said loan upon terms more fully described on that certain Loan Agreement dated of even date and incorporated herein by reference; and

         WHEREAS, as a condition precedent to the aforesaid refinance facility and the transfer of the Pledged Shares and the assumption of the Notes and as an inducement to the Lenders for permitting such transfer and assumption, and to facilitate such transfer and assumption, the Pledgor has agreed to amend and restate the Original Pledge Agreement to be as set forth in this Pledge Agreement.

         NOW, THEREFORE, the parties hereto do hereby agree that the Original Pledge Agreement is hereby amended and restated to be as set forth in this Pledge Agreement, and hereby agree as follows:

         1. PLEDGE. Pledgor hereby pledges, assignees, hypothecates, transfers and delivers to Agent on behalf of the Lenders all the Collateral together with one or more appropriate undated stock powers duly executed in blank as to any shares of stock or other registered securities, transfer of which is affected by endorsement, and hereby grants to Agent on behalf of the Lenders a continuing first lien on, and security interest in the Collateral and in all proceeds thereof, to secure the prompt and complete payment or performance of the Obligation Secured when due (whether at the stated maturity, by acceleration or otherwise).

         2. WARRANTY OF TITLE. The Pledgor warrants that, it has good and marketable title to the Collateral, subject to no pledges, hypothecations, liens, security interests, charges, options, restrictions or other encumbrances, except the security interest created by this Agreement, and that it has power, authority and legal right to pledge all of such Collateral pursuant to this Agreement. The Pledgor covenants that it will defend the Agent's rights and security interest in such Collateral against the claims and demands of all persons whomsoever.

         3. STOCK DIVIDENDS, DISTRIBUTIONS, ETC.. If, while this Pledge Agreement is in effect, Pledgor shall become entitled to receive or receives any stock certificate or other certificate or evidence of ownership (including, without limitation, any certificate representing a stock dividend or distribution in connection with any reclassification, increase or reduction of capital, or stock or security issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral, Pledgor agrees to accept the same as agent for Agent and to hold the same in trust on behalf of and for the benefit of Agent and to deliver the same forthwith to Agent in the exact form received, with the endorsement of Pledgor if necessary and/or appropriate updated stock powers duly executed in blank, subject to the terms hereof, as additional Collateral for payment or performance of the Obligation Secured. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by the Agent in trust as additional Collateral, and in case, any distribution of capital is made on or in respect of the Collateral or any property distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant a reorganization, merger, or consolidation, such capital shall be delivered to the Agent to be held as additional Collateral.

         4. VOTING RIGHTS. (a) Unless a Default or Event of Default has occurred in connection with the Obligation Secured and shall be continuing, Pledgor shall be entitled to vote the Collateral and to give consents, waivers and ratifications in respect of the Collateral, provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the value of the Collateral or be inconsistent with or violate any provision of this Pledge Agreement.

                  (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers which the Pledgor is entitled to exercise pursuant to paragraph (a) of this Section 4 shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to execute such rights and powers until such Event of Default shall have ceased to exist.

         5. DIVIDEND PAYMENTS. (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all cash dividends paid out of current or retained earnings that are paid on any shares of capital stock included in the Collateral and which are collected by the Pledgor.

                  (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to receive and retain such cash dividends shall cease, and all such rights shall thereupon become vested in the Agent on behalf of the Lenders until such Default shall have ceased to exist.

                  (c) Any and all money received by the Pledgor pursuant to this Section 5 following the occurrence and during the continuance of an Event of Default, as well as any and all money received by the Pledgor as a liquidating distribution with respect to any shares of capital stock included in the Collateral, shall be retained by the Pledgor for the account of the Agent on behalf of the Lenders and delivered forthwith to the Agent as additional Collateral hereunder and shall be applied in accordance with the provisions of this Agreement.

         6. RIGHTS OF PLEDGEE. If a Default has occurred and is continuing, any and all Collateral held by Agent hereunder may, without notice, be registered in the name of Agent or nominee, and the Agent or nominee may thereafter without notice, exercise all voting and corporate rights at any meeting of any corporation issuing any shares included in the Collateral and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Collateral as if the Agent on behalf of the Lenders was the absolute owner thereof, including without limitation, the right to exchange any and all of the shares included in the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such shares or upon the exercise by any such issuer or any other right, privilege or option pertaining to any thereof, and in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received, but the

Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

         7. REMEDIES. In the event a Default or Event of Default shall have occurred and be continuing, the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived) may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere upon such terms and conditions as the Agent may deem advisable and at such prices as the Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Agent's upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Agent hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the Obligation Secured, in such order as the Agent may elect, Pledgor remaining liable for any deficiency remaining after such application. Only after so applying such net proceeds and after the payment by the Agent of any other amount required by any provision of law need the Agent account for the surplus, if any, to Pledgor. Pledgor agrees that the Agent need not give more than ten
(10) days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement security, evidencing or relating to the Obligation Secured, the Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of West Virginia.

         8. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants that:

                  (i) The Pledge Agreement is a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

                  (ii) As long as this Agreement remains in effect, the Pledgor will not enter into or execute any security agreement or any financing statement covering the Collateral in favor of any person or entity other than the Agent.

                  (iii) All the shares of the Collateral have been validly issued and are fully paid and nonassessable;

                  (iv) By virtue of the execution and delivery by the Pledgor of this Agreement, when the certificates, instruments or other documents representing or evidencing the Collateral are delivered to the Agent in accordance with this Agreement, the Agent on behalf of the Lenders will obtain a valid and perfected first lien upon and security interest in such Collateral, securing the payment and performance of the Obligation Secured, prior to all other liens and encumbrances thereon and security interests therein, and no other action shall be required to perfect such security interest.

                  (v) The pledge effected hereby is effective to vest in the Agent on behalf of the Lenders the rights of the Agent in the Collateral as set forth herein.

         9. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. (a) The certificates evidencing the Collateral may be held (in the sole and absolute discretion of the Agent) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Agent or any nominee of the Agent or in the name of the Agent. The Pledgor will promptly give to the Agent copies of any notices or other communications received by it with respect to Collateral registered in the name of the Pledgor.

                  (b) The Agent shall at all times have the right to exchange the certificates representing the Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         10. MARSHALLING. The Agent shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligation Secured or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing the Obligation Secured or under which the Obligation Secured is outstanding or by which the Obligation Secured is secured or guaranteed, and to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

         11. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor;
(b) any exercise or non-exercise, or any waiver, by the Agent of any right, remedy, power or privilege under or in respect of any of the Obligation Secured or any security thereof (including this Agreement); (c) any amendment to or modification of the Obligation Secured; (d) any amendment to or modification of any instrument (other than this

Agreement) securing the Obligation Secured; or (e) the taking of additional security for, or any guaranty of, the Obligation Secured or the release or discharge or termination of any security or guaranty for the Obligation Secured; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         12. PRO-RATA SECURITY. All amounts owing with respect to the Obligation Secured shall be equally and ratably secured, and proportionately entitled to the benefits of, the Collateral; provided, that the costs, fees and expenses of the Agent in enforcing its rights hereunder shall constitute a first claim on all the Collateral and be entitled to priority over the Obligation Secured in respect of all distributions of any proceeds from any portion of the Collateral.

         13. REIMBURSEMENT OF PLEDGEE. The Pledgor hereby agrees to reimburse the Agent, on demand, for all expenses (including, but not limited to, attorneys' fees and disbursements) incurred by the Agent in connection with the exercise or enforcement of any right or remedy of the Agent under this Agreement or the failure by the Pledgor to observe any of the provisions hereof.

         14. AGENT APPOINTED BY ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may reasonably deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to the provisions of Section 5, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

         15. PERFORMANCE BY THE AGENT FOR THE PLEDGOR. If the Pledgor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of the Pledgor hereunder shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, either in the name of the Agent or in the name and on behalf of the Pledgor, Pledgor hereby authorizing the Agent to so act, and there shall be added to the Obligation Secured the reasonable cost or expense incurred by the Agent in so doing.

         16. FURTHER ASSURANCES. The Pledgor agrees to do such further acts and things, and to execute and deliver to the Agent such additional conveyances, assignments, legal opinions, agreements and instruments (all at the Pledgor's expense) as the Agent may at any time consider reasonably necessary in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies hereunder. The Pledgor hereby consents and agrees that the issuers of the Collateral or any registrar or transfer agent for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent to effect any transfer pursuant to any provision, notwithstanding any other notice or direction to the contrary given by the Pledgor or any other person to any such issuer or to any such registrar or transfer agent.

         17. EXONERATION OF THE PLEDGEE; INDEMNITY. (a) The Agent and Lenders shall not be liable to the Pledgor for any action taken or omitted to be taken by the Agent hereunder or in connection herewith, except for Agent's willful misconduct.

                  (b) The Pledgor agrees to indemnify the Agent and Lenders for, and to hold harmless against, any and all loss or liability incurred by the Agent hereunder or in connection herewith, unless such loss or liability shall be due to willful misconduct or gross negligence on the part of the Agent.

         18. SECURITIES ACT, ETC. If the Agent were to attempt to dispose of all or any part of the Collateral, the Pledgor understands that compliance with the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Law") might very strictly limit the course of conduct of the Agent and the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Agent might be held to have certain general duties and obligations to the Pledgor, as pledgor, to make some effort toward obtaining a fair price even though the Obligation Secured may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor clearly understands that the Agent is not to have any such general duty or obligation to such Pledgor, and the Pledgor will not attempt to hold the Agent responsible for selling all or any part of the Collateral at an inadequate price even if the Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Agent placed all or any part of the Collateral privately with a purchaser or purchasers. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

         19. NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be addressed (such party's "Notice Address"):

                  If to the Pledgor:  PF Management, Inc.
                                      Post Office Box 3967
                                      Hickory, North Carolina  28603
                                      Attention:  David R. Clark

                             Facsimile: (828) 324-7491

         If to Agent or Lenders:   First Century Bank, N.A.
                                   Post Office Box 1559
                                   Bluefield, West Virginia  24701
                                   Attention:  Jeffrey L. Forlines
                                   Facsimile:  (304) 325-3727

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

         Any such notice shall be deemed effectively given to a party on the first to occur of (a) the third business day after the date of mailing thereof, if mailed to such party by first class registered or certified United States mail, postage prepaid, addressed to such party at such party's Notice Address, or (b) the date on which such notice is actually delivered (whether by mail, courier, hand delivery, facsimile transmission or otherwise) to such party's Notice Address and addressed to such party, if such delivery occurs on a business day, or if such delivery occurs on a day which is not a business day, then on the next business day after the date of such delivery, or (c) the date on which such notice is actually received by such party (or, in the case of a party that is not an individual, actually received by the individual designated in the Notice Address of such party). For purposes of the preceding sentence, a "business day" is any day other than a Saturday, Sunday or legal holiday at the place where the Notice Address of the recipient is located.

         20. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         21. NO WAIVER, CUMULATIVE REMEDIES. The Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Agent, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy available on any future occasion. No failure to exercise, nor any delay in exercising, on the part of Agent of any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         22. AMENDMENTS, ASSIGNMENT, APPLICABLE LAW. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Agent and Pledgor. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent and the Lenders and their successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of West Virginia. Terms used herein without definition which are defined in the Uniform Commercial Code of West Virginia have such defined meanings herein, unless the context otherwise indicates or requires.

         23.      JURISDICTION; CONSENT TO SERVICE OF PROCESS; JURY.

                  (a) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any West Virginia State court or Federal court of the United States of America sitting in West Virginia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such West Virginia State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Pledgee may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or its properties in the courts of any jurisdiction.

                  (b) The Pledgor hereby irrevocably and unconditionally waives to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any West Virginia State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) The Pledgor hereby waives trial by jury for any proceeding brought for the interpretation or enforcement of this Agreement or for any determination of the rights of the parties hereunder.

         24. TERMINATION. This Agreement and the pledge hereunder shall terminate when the Obligation Secured has been paid in full, at which time the Agent shall promptly reassign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held hereunder, accompanied by appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or warranty by the Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed upon duly given authorization in accordance with law as of the day and year first above written.

                                            PF MANAGEMENT, INC.

                                            By:  /s/ David R. Clark
                                                --------------------------------
                                                -------- President

ATTEST: /s/ Brian D. Davis
---------------------------
------- Secretary
(CORPORATE SEAL)

                                            FIRST CENTURY BANK, AGENT

                                            By:  /s/ Jeff Forlines
                                                --------------------------------
                                                 S V  President

ATTEST:
-------------------------
------- Secretary
(CORPORATE SEAL)